THE PRIMARY TREND FUND, INC.
EXHIBIT 12(b) TO FORM N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Lilli Gust, Principal Executive Officer of The Primary Trend Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lilli Gust
Lilli Gust
 Principal Executive Officer

Date: August 26, 2015

I, Lilli Gust, Principal Financial Officer of The Primary Trend Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lilli Gust
Lilli Gust
 Principal Financial Officer

Date: August 26, 2015

A signed original of this written statement required by Section 906 has been provided to The Primary Trend Fund, Inc. and will be retained by The Primary Trend Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.